AppFolio, Inc. Announces Fourth Quarter and Fiscal Year 2024 Financial Results
Fourth quarter caps off year of innovation including new AppFolio Realm-X capabilities and a transformed resident vision

SANTA BARBARA, Calif., January 30, 2025 -- AppFolio, Inc. (NASDAQ: APPF) ("AppFolio" or the "Company"), a technology leader powering the future of the real estate industry, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2024.

"I am proud of our strong performance in 2024 as we continue to deliver value to our customers through differentiated industry-leading innovation," said Shane Trigg, President and CEO, AppFolio. "Our investments in AI and the resident experience are translating into meaningful outcomes for our customers and fueling our mission to build the platform where the real estate industry comes to do business. We are acquiring, growing, and retaining customers while delivering exceptional service."

Financial Highlights for Fourth Quarter of 2024
•Revenue grew 19% year-over-year to $204 million.
•Total units under management grew 6% year-over-year to 8.7 million.
•GAAP operating income was $23 million, or 11.3% of revenue, compared to operating income of $28 million, or 16.4% of revenue in Q4 2023.
•Non-GAAP operating income was $41 million, or 20.2% of revenue, compared to an operating income of $42 million, or 24.3% of revenue, in Q4 2023.
•Net cash provided by operating activities was $37 million, or 18.0% of revenue, compared to $31 million, or 18.1% of revenue, in Q4 2023.
•Non-GAAP free cash flow was $35 million, or 17.3% of revenue, compared to $34 million, or 19.9% of revenue, in Q4 2023.

Financial Highlights for Fiscal Year 2024
•Revenue grew 28% year-over-year to $794 million.
•GAAP operating income was $136 million, or 17.1% of revenue, compared to operating income of $1 million, or 0.2% of revenue, in fiscal year 2023.
•Non-GAAP operating income was $200 million, or 25.2% of revenue, compared to operating income of $76 million, or 12.2% of revenue, in fiscal year 2023.
•Net cash provided by operating activities was $188 million, or 23.7% of revenue, compared to $60 million, or 9.7% of revenue, in fiscal year 2023.
•Non-GAAP free cash flow was $182 million, or 22.9% of revenue, compared to $74 million, or 11.9% of revenue, in fiscal year 2023.

Financial Outlook
Based on information available as of January 30, 2025, AppFolio's outlook for fiscal year 2025 follows:
•Full year revenue is expected to be in the range of $920 million to $940 million.
•Full year non-GAAP operating margin as a percentage of revenue is expected to be in the range of 24.5% to 26.5%.
•Diluted weighted average shares outstanding are expected to be approximately 37 million for the full year.

Conference Call Information
As previously announced, the Company will host a conference call today, January 30, 2025, at 2:00 p.m. Pacific Time (PT), 5:00 p.m. Eastern Time (ET), to discuss the Company’s fourth quarter and fiscal year 2024 financial results. A live webcast of the call will be available at: https://edge.media-server.com/mmc/p/ed7u6ptp/. To access the call by phone, please go to the following link: https://register.vevent.com/register/BIdc9c20754ec649859552be5efc7cfa83, and you will be provided with dial in details. A replay of the webcast will also be available for a limited time on AppFolio’s Investor Relations website at https://ir.appfolioinc.com/news-events/events.

The Company also provides announcements regarding its financial results and other matters, including SEC filings, investor events, and press releases, on its Investor Relations website at https://ir.appfolioinc.com/, as a means of disclosing material nonpublic information and for complying with AppFolio's disclosure obligations under Regulation FD.

About AppFolio
AppFolio is a technology leader powering the future of the real estate industry. Our innovative platform and trusted partnership enable our customers to connect communities, increase operational efficiency, and grow their business. For more information about AppFolio, visit ir.appfolioinc.com.

Investor Relations Contact:
Lori Barker
ir@appfolio.com

Use of Non-GAAP Financial Measures
Reconciliations of current and historical non-GAAP financial measures to AppFolio’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables entitled “Statement Regarding the Use of Non-GAAP Financial Measures.”

AppFolio is unable, at this time, to provide GAAP equivalent guidance measures on a forward-looking basis for non-GAAP operating margin because certain items that impact this measure are uncertain, out of our control, or cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements that are not statements of historical fact contained in this press release, and can be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “future’” “predicts, “projects,” “target,” “seeks,” “contemplates,” “should,” “will,” “would” or similar expressions and the negatives of those expressions. In particular, forward-looking statements contained in this press release relate to future operating results and financial position, including the Company's fiscal year 2025 financial outlook, anticipated future expenses and investments, the Company's business opportunities, the impact of the Company's strategic actions and initiatives, the potential benefits and effect of the Company's AI and resident experience related services and their impact on the Company’s plans, objectives, expectations and capabilities.

Forward-looking statements represent AppFolio's current beliefs and expectations based on information currently available and speak only as of the date the statement is made. Forward-looking statements are subject to numerous known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to materially differ from those expressed or implied by these forward-looking statements include those risks, uncertainties and other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 1, 2024, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as well as in the Company's other filings with the SEC. You should read this press release with the understanding that the Company's actual future results may be materially different from the results expressed or implied by these forward-looking statements.

The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands)

	December 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$42,504	$49,509
Investment securities—current	235,745	162,196
Accounts receivable, net	24,346	20,709
Prepaid expenses and other current assets	32,807	39,943
Total current assets	335,402	272,357
Property and equipment, net	24,483	28,362
Operating lease right-of-use assets	17,472	19,285
Capitalized software development costs, net	15,429	21,562
Goodwill	96,410	56,060
Intangible assets, net	49,057	2,357
Deferred income taxes	76,910	—
Other long-term assets	11,515	8,906
Total assets	$626,678	$408,889
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,378	$1,141
Accrued employee expenses	30,157	35,567
Accrued expenses	14,658	21,723
Other current liabilities	16,087	11,335
Total current liabilities	63,280	69,766
Operating lease liabilities	37,476	41,114
Deferred tax liabilities	—	697
Other liabilities	6,632	—
Total liabilities	107,388	111,577
Stockholders’ equity	519,290	297,312
Total liabilities and stockholders’ equity	$626,678	$408,889

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue(1)	$203,664	$171,830	$794,202	$620,445
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization)(2)	76,189	61,275	282,067	238,076
Sales and marketing(2)	33,436	21,501	110,597	107,602
Research and product development(2)	42,296	34,847	160,375	151,364
General and administrative(2)	23,449	19,035	85,974	93,452
Depreciation and amortization	5,336	6,933	19,545	28,988
Total costs and operating expenses	180,706	143,591	658,558	619,482
Income from operations	22,958	28,239	135,644	963
Other income, net	697	286	697	3
Interest income, net	3,499	2,404	13,981	7,031
Income before provision for income taxes	27,154	30,929	150,322	7,997
(Benefit from) provision for income taxes	(75,580)	661	(53,746)	5,295
Net income	$102,734	$30,268	$204,068	$2,702
Net income per common share:
Basic	$2.82	$0.85	$5.63	$0.08
Diluted	$2.79	$0.83	$5.55	$0.07
Weighted average common shares outstanding
Basic	36,374	35,812	36,252	35,629
Diluted	36,783	36,596	36,782	36,417
(1) The following table presents our revenue categories:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Core solutions	$47,631	$41,252	$180,605	$156,692
Value Added Services	153,334	127,990	605,011	454,098
Other	2,699	2,588	8,586	9,655
Total revenue	$203,664	$171,830	$794,202	$620,445

(2) Includes stock-based compensation expense as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	$1,261	$798	$4,522	$3,703
Sales and marketing	2,746	1,081	8,030	5,983
Research and product development	5,789	5,123	25,414	20,974
General and administrative	6,228	5,430	22,361	21,704
Total stock-based compensation expense	$16,024	$12,432	$60,327	$52,364

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (in thousands)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Cash from operating activities
Net income (loss)	$102,734	$30,268	$204,068	$2,702
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,986	6,385	17,790	26,500
Amortization of operating lease right-of-use assets	489	514	2,030	2,132
Gain on lease modification	—	—	—	(4,281)
Deferred income taxes	(76,937)	(494)	(76,937)	(490)
Stock-based compensation, including as amortized	16,374	12,980	62,081	54,852
Other	(2,074)	(1,590)	(8,220)	(3,108)
Changes in operating assets and liabilities:
Accounts receivable	1,489	(349)	(3,383)	(4,206)
Prepaid expenses and other assets	3,015	(12,781)	4,126	(13,493)
Accounts payable	1,850	(80)	1,559	(1,565)
Operating lease liabilities	53	576	(3,143)	(2,504)
Accrued expenses and other liabilities	(15,413)	(4,246)	(11,812)	3,744
Net cash provided by operating activities	36,566	31,183	188,159	60,283
Cash from investing activities
Purchases of available-for-sale investments	(51,854)	(86,821)	(317,173)	(195,740)
Proceeds from sales of available-for-sale investments	9,984	—	9,984	1,013
Proceeds from maturities of available-for-sale investments	76,280	58,130	240,035	152,382
Purchases of property and equipment	(195)	(3,109)	(2,016)	(9,041)
Capitalization of software development costs	(1,058)	(1,431)	(5,170)	(4,825)
Proceeds from equity-method investment	—	—	—	629
Cash paid in business acquisition, net of cash acquired	(77,421)	—	(77,421)	—
Net cash used in investing activities	(44,264)	(33,231)	(151,761)	(55,582)
Cash from financing activities
Proceeds from stock option exercises	11	410	3,924	2,595
Tax withholding for net share settlement	(12,226)	(8,790)	(47,327)	(28,556)
Net cash used in financing activities	(12,215)	(8,380)	(43,403)	(25,961)
Net decrease in cash, cash equivalents and restricted cash	(19,913)	(10,428)	(7,005)	(21,260)
Cash, cash equivalents and restricted cash
Beginning of period	62,667	60,187	49,759	71,019
End of period	$42,754	$49,759	$42,754	$49,759

RECONCILIATION FROM GAAP TO NON-GAAP RESULTS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Costs and operating expenses:
GAAP cost of revenue (exclusive of depreciation and amortization)	$76,189	$61,275	$282,067	$238,076
Stock-based compensation expense	(1,261)	(798)	(4,522)	(3,703)
Workforce reduction costs	—	—	—	(2,135)
Non-GAAP cost of revenue (exclusive of depreciation and amortization)	$74,928	$60,477	$277,545	$232,238
GAAP cost of revenue (exclusive of depreciation and amortization) as a percentage of revenue	37%	36%	36%	38%
Non-GAAP cost of revenue (exclusive of depreciation and amortization) as a percentage of revenue	37%	35%	35%	37%

GAAP sales and marketing	$33,436	$21,501	$110,597	$107,602
Stock-based compensation expense	(2,746)	(1,081)	(8,030)	(5,983)
Workforce reduction costs	—	—	—	(3,401)
Non-GAAP sales and marketing	$30,690	$20,420	$102,567	$98,218
GAAP sales and marketing as a percentage of revenue	16%	13%	14%	17%
Non-GAAP sales and marketing as a percentage of revenue	15%	12%	13%	16%

GAAP research and product development	$42,296	$34,847	$160,375	$151,364
Stock-based compensation expense	(5,789)	(5,123)	(25,414)	(20,974)
Workforce reduction costs	—	—	—	(2,635)
Non-GAAP research and product development	$36,507	$29,724	$134,961	$127,755
GAAP research and product development as a percentage of revenue	21%	20%	20%	24%
Non-GAAP research and product development as a percentage of revenue	18%	17%	17%	21%

GAAP general and administrative	$23,449	$19,035	$85,974	$93,452
Stock-based compensation expense	(6,228)	(5,430)	(22,361)	(21,704)
Gain on lease modification	—	—	—	4,281
CEO separation costs, net	—	—	—	(11,520)
Workforce reduction costs	—	—	—	(2,106)
Non-GAAP general and administrative	$17,221	$13,605	$63,613	$62,403
GAAP general and administrative as a percentage of revenue	12%	11%	11%	15%
Non-GAAP general and administrative as a percentage of revenue	8%	8%	8%	10%

GAAP depreciation and amortization	$5,336	$6,933	$19,545	$28,988
Amortization of stock-based compensation capitalized in software development costs	(350)	(548)	(1,754)	(2,489)
Amortization of purchased intangibles	(1,744)	(619)	(2,100)	(2,476)
Non-GAAP depreciation and amortization	$3,242	$5,766	$15,691	$24,023
GAAP depreciation and amortization as a percentage of revenue	3%	4%	2%	5%
Non-GAAP depreciation and amortization as a percentage of revenue	2%	3%	2%	4%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Income from operations:
GAAP income from operations	$22,958	$28,239	$135,644	$963
Stock-based compensation expense	16,024	12,432	60,327	52,364
Amortization of stock-based compensation capitalized in software development costs	350	548	1,754	2,489
Amortization of purchased intangibles	1,744	619	2,100	2,476
Gain on lease modification	—	—	—	(4,281)
CEO separation costs, net	—	—	—	11,520
Workforce reduction costs	—	—	—	10,278
Non-GAAP income from operations	$41,076	$41,838	$199,825	$75,809

Operating margin:
GAAP operating margin	11.3%	16.4%	17.1%	0.2%
Stock-based compensation expense as a percentage of revenue	7.8	7.2	7.6	8.4
Amortization of stock-based compensation capitalized in software development costs as a percentage of revenue	0.2	0.3	0.2	0.4
Amortization of purchased intangibles as a percentage of revenue	0.9	0.4	0.3	0.4
Gain on lease modification as a percentage of revenue	—	—	—	(0.7)
CEO separation costs, net as a percentage of revenue	—	—	—	1.9
Workforce reduction costs as a percentage of revenue	—	—	—	1.8
Non-GAAP operating margin	20.2%	24.3%	25.2%	12.2%

Net income (loss):
GAAP net income	$102,734	$30,268	$204,068	$2,702
Stock-based compensation expense	16,024	12,432	60,327	52,364
Amortization of stock-based compensation capitalized in software development costs	350	548	1,754	2,489
Amortization of purchased intangibles	1,744	619	2,100	2,476
Gain on lease modification	—	—	—	(4,281)
CEO separation costs, net	—	—	—	11,520
Workforce reduction costs	—	—	—	10,278
Income tax effect of adjustments	(86,898)	(11,556)	(107,372)	(15,415)
Non-GAAP net income	$33,954	$32,311	$160,877	$62,133

Net income per share, basic:
GAAP net income per share, basic	$2.82	$0.85	$5.63	$0.08
Non-GAAP adjustments to net income	(1.89)	0.05	(1.19)	1.66
Non-GAAP net income per share, basic	$0.93	$0.90	$4.44	$1.74

Net income per share, diluted:
GAAP net income per share, diluted	$2.79	$0.83	$5.55	$0.07
Non-GAAP adjustments to net income	(1.87)	0.05	(1.18)	1.64
Non-GAAP net income per share, diluted	$0.92	$0.88	$4.37	$1.71

Weighted-average shares used in GAAP per share calculation
Basic	36,374	35,812	36,252	35,629
Diluted	36,783	36,596	36,782	36,417

Weighted-average shares used in non-GAAP per share calculation
Basic	36,374	35,812	36,252	35,629
Diluted	36,783	36,596	36,782	36,417

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Free cash flow:
GAAP net cash provided by operating activities	$36,566	$31,183	$188,159	$60,283
Purchases of property and equipment	(195)	(3,109)	(2,016)	(9,041)
Capitalized software development costs	(1,058)	(1,431)	(5,170)	(4,825)
CEO separation costs payment	—	—	—	14,926
Partial lease termination payment	—	—	—	2,851
Severance payments for workforce reduction	—	7,624	566	9,425
Non-GAAP free cash flow	$35,313	$34,267	$181,539	$73,619

Free cash flow margin:
GAAP net cash provided by operating activities as a percentage of revenue	18.0%	18.1%	23.7%	9.7%
Purchases of property and equipment as a percentage of revenue	(0.1)	(1.8)	(0.3)	(1.4)
Capitalized software development costs as a percentage of revenue	(0.6)	(0.8)	(0.6)	(0.8)
CEO separation costs payment as a percentage of revenue	—	—	—	2.4
Partial lease termination payment as a percentage of revenue	—	—	—	0.5
Severance payments for workforce reduction as a percentage of revenue	—	4.4	0.1	1.5
Non-GAAP free cash flow margin	17.3%	19.9%	22.9%	11.9%

Statement Regarding the Use of Non-GAAP Financial Measures

We use the following non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP presentation of income (loss) from operations, costs and operating expenses, operating margin, net income (loss), and net income (loss) per share. These measures exclude certain non-cash or non-recurring items, including stock-based compensation expense, amortization of stock-based compensation capitalized in software development costs, amortization of purchased intangibles, CEO separation costs, net, gain on lease modification, workforce reduction costs, and the related income tax effect of these adjustments, as applicable and described below. Non-GAAP operating margin is calculated as non-GAAP operating income (loss) from operations as a percentage of revenue.

•Non-GAAP free cash flow. Non-GAAP free cash flow is defined as net cash from operating activities, less purchases of property and equipment, capitalization of software development costs, payments for separation costs and lease termination payments and severance payments for workforce reduction. We use free cash flow to evaluate our generation of cash from operations that is available for purposes other than capital expenditures and capitalized software development costs. Additionally, we believe that information regarding free cash flow provides investors with a perspective on the cash available to fund ongoing operations. We review cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations. Free cash flow margin is calculated as free cash flow as a percentage of revenue.

We use each of these non-GAAP financial measures internally to assess and compare operating results across reporting periods, for internal budgeting and forecasting purposes, and to evaluate our financial performance. We believe these adjustments also provide useful supplemental information to investors and facilitate the analysis of our operating results and comparison of operating results across reporting periods.

In particular, we believe these non-GAAP financial measures are useful to investors and others in assessing our operating performance due to the following factors:

•Stock-based compensation expense and amortization of stock-based compensation capitalized in software development costs. We utilize stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of our stockholders while ensuring long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses, which include costs related to our workforce reduction, vary for reasons that are generally unrelated to financial and operational performance in any particular period.

•Amortization of purchased intangibles. We view amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

•CEO separation costs, net. We incurred one-time separation costs associated with our former Chief Executive Officer's Transition and Separation Agreement, dated March 1, 2023. We have excluded these costs, as we do not consider such amounts to be part of the ongoing operation of our business.

•Gain on lease modification. In January 2023 and June 2023, we amended our San Diego lease. We have excluded any gain related to the remeasurement of the lease liability, as we do not consider such amounts to be part of the ongoing operation of our business.

•Workforce reduction costs. We incurred one-time severance and related personnel costs associated with our workforce reduction in the third quarter of 2023. We have excluded these costs, along with the subsequent cash payments, as we do not consider such amounts to be part of the ongoing operation of our business.

•Income tax effects of adjustments. We utilize a fixed long-term projected tax rate in our computation of non-GAAP income tax effects to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a financial projection that excludes the direct impact of other non-GAAP adjustments. The projected rate, which we have determined to be 25%, considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. We periodically re-evaluate this tax rate, as necessary, for significant events, based on relevant tax law changes, and material changes in the forecasted geographic earnings mix.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and can exclude expenses that may have a material impact on our reported financial results. As such, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the tables above. We encourage investors to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

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